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

                     LINENS 'N THINGS, INC. AND SUBSIDIARIES
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                    (in thousands, except per share amounts)


                                                                     Thirteen Weeks Ended               Thirty-Nine Weeks Ended
                                                                  October 2,        September 26,        October 2,   September 26,
                                                                     1999               1998                1999           1998
                                                               ---------------   ------------------   --------------  -------------
                                                                         (Unaudited)                          (Unaudited)
Basic

    Weighted-average number of shares
     outstanding                                                      39,395             38,955             39,305            38,868
                                                               ==============     ==============    ===============     ============

    Net income applicable to common shares                           $14,662            $11,018            $23,360           $15,319
                                                               ==============     ==============    ===============     ============

    Per share amounts
        Net income per share                                           $0.37              $0.28              $0.59             $0.39
                                                               ==============     ==============    ===============     ============

Diluted

    Weighted-average number of shares
     outstanding                                                      40,940             40,508             40,959            40,387
                                                               ==============     ==============    ===============     ============

    Net income applicable to common shares                           $14,662            $11,018            $23,360           $15,319
                                                               ==============     ==============    ===============     ============

    Per share amounts
        Net income per share                                           $0.36              $0.27              $0.57             $0.38
                                                               ==============     ==============    ===============     ============


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